Exhibit 10.5(f)


                     AMENDMENT NO. 5 TO EMPLOYMENT AGREEMENT

     AMENDMENT NO. 5, dated as of November 29, 2000, to the Employment Agreement, dated as of January 3, 1995 (as previously amended by the Amendment to Employment Agreement dated as of May 17, 1995, Amendment No. 2 to Employment Agreement dated as of March 5, 1997, Amendment No. 3 to Employment Agreement dated as of July 1, 1997 and Amendment No. 4 to Employment Agreement dated as of February 16, 2000, the "Employment Agreement") by and among Finlay Enterprises, Inc., a Delaware corporation, Finlay Fine Jewelry Corporation, a Delaware corporation, and Arthur E. Reiner (the "Executive").

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, the parties hereto mutually desire to amend certain provisions of the Employment Agreement;

     NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

     1. The provisions of Section 1 of the Employment Agreement shall be amended so that the ending date is extended by four years to January 31, 2005.

     2. The provisions of Section 3 of the Employment Agreement shall be amended so that the Base Salary shall be increased to the annual rate of $900,000 effective as of February 1, 2001 (the "Effective Date"). The Base Salary shall be increased in increments of not less than $35,000 per year at the commencement of each succeeding year during the Employment Term, with the first such increase to be effective on February 1, 2002.

     3. The provisions of Section 4(b) of the Employment Agreement shall be amended to read in its entirety as follows:

          "Commencing with the 2001 Fiscal Year (i.e., the year beginning February 4, 2001), the target amount of Incentive Compensation payable in respect of any Fiscal Year during the Employment Term shall be 100% of the Base Salary in effect at the beginning of such Fiscal Year (the "Target Incentive Amount"). If EBITA in any Fiscal Year is 80.00% of the Target Level for such Fiscal Year, the Incentive Compensation payable in respect of such Fiscal Year shall be 20.00% of the Target Incentive Amount. If EBITA in any Fiscal Year exceeds 80.00% of the Target Level, the percentage of the Target Incentive Amount payable in respect of such Fiscal Year shall be equal to the sum of (i) 20% plus (ii) 2% for each percentage point (calculated to the nearest 1/100th of a percentage point) by which EBITA in such Fiscal Year exceeds 80.00% of the Target Level. No Incentive Compensation shall be payable in respect of any Fiscal Year in which EBITA for such Fiscal Year is less than 80% of the Target Level for such Fiscal Year.

     4. (a) Effective as of February 4, 2001, the Parent shall issue to Executive an aggregate of 100,000 shares of Common Stock, subject to restrictions ("Restricted Stock"), pursuant to a restricted stock agreement to be entered by Executive and the Parent, with the Restricted Stock to become fully vested and nonforfeitable if Executive still is, and since the date of this Amendment No. 5 has continuously been, employed by the Company on January 31, 2005.

     (b) Notwithstanding anything to the contrary contained in the Employment Agreement (including without limitation Section 9(f) thereof), (i) a pro rata portion of the Restricted Stock representing the shares earned hereunder during employment (based on time employed during this four year extension period) shall be deemed vested and nonforfeitable if Executive is terminated without Cause by the Company or Executive terminates employment for Good Reason or if Executive's employment is terminated by reason of his death or disability; the balance of the Restricted Stock not so vested shall be deemed forfeited; and (ii) upon the termination of Executive's employment for any reason coincident with or following a Change of Control, all of the Restricted Stock shall be deemed vested and nonforfeitable and no portion thereof shall be deemed forfeited.

     5. A new Section 8B shall be added to the Employment Agreement immediately after the text of Section 8A thereof, which shall read in its entirety as follows:

          "If either (a) at the scheduled expiration of the term hereunder or any renewal thereof, Executive and the Company cannot agree upon terms to continue employment arrangements between them or Executive does not desire to continue working for the Company, or (b) Executive's employment is terminated without Cause by the Company or by Executive for Good Reason, Executive shall be entitled to receive, in addition to any and all other payments and benefits otherwise provided in the Employment Agreement, a severance payment ("Severance Amount") equal to one year of the Base Salary, at the most recent rate of Base Salary in effect. In the event Executive does not desire to continue working for the Company after the scheduled expiration of the term hereof (as renewed, if applicable), Executive shall provide the Company with at least 180 days' prior written notice thereof. The Severance Amount due pursuant to this Section 8B shall be paid in twelve equal monthly installments, in accordance with the Company's normal payroll policies, commencing on February 1, 2005 in the case of clause (a) above, or the date of termination in the case of clause
     (b) above. For as long as payments are required to be made pursuant to this
     Section 8B, Executive shall continue to be entitled, as if still employed hereunder, to all of the health and medical benefits provided for herein, including payment for the catastrophic health insurance referred to in
     Section 5 hereof (it being agreed that if Executive cannot then be covered for such insurance, the Company shall pay to Executive a sum, for the balance of such period, equal to the amount of premiums for coverage that would have been payable by the Company in respect of such period if Executive had remained an employee, based on the then most-recent premiums paid by the Company for Executive's coverage)."


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

     6. Except as amended hereby, the Employment Agreement shall remain in full force and effect, without change or modification. The Employment Agreement, together with this Amendment No. 5, is intended by the parties as a final expression of their agreement and understanding in respect of the subject matter contained herein and therein. The Employment Agreement and this Amendment No. 5 supersede all prior agreements and understandings between the parties with respect to such subject matter.

     7. This instrument may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8. Terms defined in the Employment Agreement and not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

     IN WITNESS WHEREOF, the parties hereto have signed this Amendment No. 5 as of the day and year first above written.

                              /s/ Arthur E. Reiner
                              --------------------------------------------------
                              Arthur E. Reiner


                              FINLAY ENTERPRISES, INC.


                              By: /s/ Bruce E. Zurlnick
                                  ----------------------------------------------
                                  Name:   Bruce E. Zurlnick
                                  Title:  Senior Vice President
                                           and Chief Financial Officer


                              FINLAY FINE JEWELRY CORPORATION


                              By: /s/ Bruce E. Zurlnick
                                  ----------------------------------------------
                                  Name:   Bruce E. Zurlnick
                                  Title:  Senior Vice President
                                           and Chief Financial Officer


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